UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-7615 (Commission File Number)	74-1884980 (IRS Employer Identification No.)

55 Waugh Drive, Suite 1000 Houston, TX (Address of principal executive offices)	77007 (Zip Code)

Registrant’s telephone number, including area code: (713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On January 24, 2006, Kirby Corporation, a Nevada corporation (the “Company”), executed Amendment No. 2 to Rights Agreement (the “Amendment”), amending the Company’s Rights Agreement, originally adopted July 18, 2000 (the “Rights Agreement”), to, among other things, (1) remove the so-called “dead hand” provisions that stipulated that certain actions could be taken only by those members of the Board of Directors who were “continuing directors,” (2) implement an exception to the definition of “Associate” to avoid unintended consequences of certain institutional stock ownership and (3) eliminate a provision that applied only to a particular major stockholder.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Amendment No. 2 to Rights Agreement, dated as of January 24, 2006, between Kirby Corporation and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 27, 2006.	KIRBY CORPORATION

	By	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amendment No. 2 to Rights Agreement, dated as of January 24, 2006, between Kirby Corporation and Computershare Trust Company, N.A., as Rights Agent.